Exhibit 10.01
Execution Version

SEVENTH AMENDMENT
TO
AMENDED AND RESTATED
5-YEAR REVOLVING CREDIT AGREEMENT
dated as of
March 6, 2020
among

NUSTAR LOGISTICS, L.P.,
NUSTAR ENERGY L.P.,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto

SEVENTH AMENDMENT TO AMENDED AND RESTATED
5-YEAR REVOLVING CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT (this “Seventh Amendment”) dated as of March 6, 2020 is among NUSTAR LOGISTICS, L.P., a Delaware limited partnership (the “Borrower”); NUSTAR ENERGY L.P., a Delaware limited partnership (the “MLP”); NUSTAR PIPELINE OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Subsidiary Guarantor” and, together with the Borrower and the MLP, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); the undersigned Lenders; and solely for the purposes of Section 3 of this Seventh Amendment, the Exiting Lender (as defined below).
R E C I T A L S
A.    The Borrower, the MLP, the Administrative Agent and the Lenders are parties to that certain Amended and Restated 5-Year Revolving Credit Agreement dated as of October 29, 2014 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
B.    The Subsidiary Guarantor is a party to that certain Amended and Restated Subsidiary Guaranty Agreement dated as of October 29, 2014 made by each of the Guarantors (as defined therein) in favor of the Administrative Agent (the “Subsidiary Guaranty”).
C.    The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.
D.    On the Seventh Amendment Effective Date (as defined below), DNB Capital LLC (the “Exiting Lender”) desires to sell and assign its rights and obligations as a Lender under the Credit Agreement as set forth herein.
E.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections in this Seventh Amendment refer to Sections of the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

2.1    Amendment to Cover Page. The cover page of the Credit Agreement is hereby amended by replacing the reference to “SUNTRUST BANK” with “TRUIST BANK”.

2.2    Amendment to Introductory Paragraph. The introductory paragraph of the Credit Agreement is hereby amended by replacing the reference to “SUNTRUST BANK” with “TRUIST BANK”.

2.3    Amendments to Section 1.01. Section 1.01 is hereby amended as follows:

(a)Each of the following definitions is hereby amended and restated in its entirety to read as follows:
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by Moody’s and/or S&P, respectively, applicable on such date to the Index Debt:

Index Debt Ratings	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
Tier 1 Greater than or equal to BBB or Baa2	0.35%	1.35%	0.250%
Tier 2 BBB- or Baa3	0.60%	1.60%	0.275%
Tier 3 BB+ or Ba1	0.85%	1.85%	0.350%
Tier 4 BB or Ba2	1.25%	2.25%	0.450%
Tier 5 BB- or Ba3	1.50%	2.50%	0.500%
Tier 6 B+ or B1 or lower	1.75%	2.75%	0.550%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (after having established such a rating and other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Tier 6; (ii) if both Moody’s and S&P have established a rating for the Index Debt and such ratings established or deemed to have been established by Moody’s and S&P shall fall within different Tiers, then the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more Tiers lower than the other, in which case the Applicable Rate shall be determined by reference to the Tier next below that of the higher of the two ratings and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Borrowing” means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect. A Borrowing may also be referred to herein as a “Revolving Borrowing.”
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Change in Control” means any of the following events:
(a)    100% (and not less than 100%) of the issued and outstanding Equity Interests of the general partner of the Borrower shall cease to be owned, directly or indirectly, or the Borrower shall cease to be Controlled, by the MLP; or
(b)    100% (and not less than 100%) of the limited partnership interests of the Borrower shall cease to be owned in the aggregate, directly or indirectly, by the MLP; or
(c)    a “Change of Control” or “Change in Control” (or similar event) occurs under the Series D Preferred Units; or
(d)    100% (and not less than 100%) of the issued and outstanding Equity Interests of the general partner of the MLP shall cease to be owned, directly or indirectly, or the general partner of the MLP shall cease to be Controlled, directly or indirectly, by the MLP; or
(e)    Riverwalk Logistics ceases to be the sole general partner of the MLP; or NuStar GP ceases to be the sole general partner of Riverwalk Logistics; or
(f)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the MLP; or
(g)    the board of directors (or other equivalent governing body) of NuStar GP ceases to be the applicable governing body of the MLP; or
(h)    occupation of a majority of the seats (other than vacant seats) on the board of directors (or other equivalent governing body) of NuStar GP by Persons who were not (A) directors of NuStar GP as of the Simplification Effective Time, or nominated or appointed by the board of directors (or other equivalent governing body) of NuStar GP or (B) appointed by directors so nominated or appointed.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.17 or Section 10.04. The amount of each Lender’s Commitment as of the Seventh Amendment Effective Date is set forth on Schedule 2.01, or thereafter in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its

Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Seventh Amendment Effective Date is $1,000,000,000.
“Consolidated Debt” means, for any day, all Indebtedness of the MLP and its Restricted Subsidiaries (excluding (a) the principal amount of Hybrid Equity Securities in an aggregate amount not to exceed 15% of Total Capitalization and (b) the Excluded Go-Zone Bond Proceeds in an aggregate amount not to exceed $350,000,000), on a consolidated basis, as of such day.
“Consolidated Debt Coverage Ratio” means, for any day, the ratio of (a) Consolidated Debt as of the last day of the then most recent Rolling Period (or Consolidated Debt as of such day, if such day is the last day of a Rolling Period) over (b) Consolidated EBITDA for such Rolling Period; provided that, solely for purposes of testing compliance with the Consolidated Debt Coverage Ratio pursuant to Section 6.11 as of the last day of each Rolling Period (and not for any other purpose, including testing Pro Forma Compliance with the Consolidated Debt Coverage Ratio pursuant to Section 6.01(f), Section 6.04(f), Section 6.04(g) or Section 6.04(h) or as a condition to the availability of any other baskets), so long as (i) no Loans are then outstanding on such day and (ii) Liquidity is at least $1,000,000,000 on such day, Consolidated Debt shall be reduced by the Available Cash Netting Amount as of such day up to $200,000,000.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate.”
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Truist Bank, Mizuho Bank, Ltd. Wells Fargo Bank, National Association, PNC Bank, National Association, and any other Lender acceptable to the Administrative Agent and the Borrower (such consent not to be unreasonably withheld) that agrees to become an Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“LC Issuance Limit” means, for any Issuing Bank, the maximum aggregate amount specified for such Issuing Bank on Schedule 2.04, as such amount may be increased or decreased from time to time as agreed by such Issuing Bank and the Borrower in a writing delivered by such Issuing Bank to the Administrative Agent, and in the case of any Lender that becomes an Issuing Bank after the Seventh Amendment Effective Date, an amount agreed by such Issuing Bank, either in the aggregate or individually, with respect to one or more Letters of Credit, and specified in a writing delivered by such Issuing Bank to the Administrative Agent and the Borrower.
“Lending Office” means, with respect to any Lender, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for each Type of Loan or Letter of Credit in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans and Letters of Credit of such Type are to be made and maintained.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.
“Maturity Date” means October 27, 2023, and for any Lender agreeing to extend its Maturity Date pursuant to Section 2.19, October 27th in each year thereafter pursuant to which the Maturity Date has been extended, but in no event later than October 29, 2024.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Simplification Effective Time” means July 20, 2018.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

(b)The definition of “Pro Forma Compliance” is hereby amended by adding the following sentence to the end thereof: “For the avoidance of doubt, for purposes of determining Pro Forma Compliance hereunder, in no event shall Consolidated Debt be reduced by the Available Cash Netting Amount.”

(c)The definition of “Transactions” is hereby amended by adding the words “by each Subsidiary of the MLP that is a Guarantor” after the words “and the execution, delivery and performance” therein.

(d)The following definitions are hereby added to Section 1.01 in their appropriate alphabetical order:

“Available Cash Netting Amount” means, as of any date of determination, the aggregate amount of Unrestricted Cash as of such date that is held in accounts of the Borrower maintained with one or more Lenders in excess of $25,000,000, but only to the extent that the Borrower, on such date, specifically intends to use such excess Unrestricted Cash to Redeem, during the period from and including such date of determination through but excluding the date that is 365 days thereafter, the principal amount of Indebtedness of the MLP or any of its Restricted Subsidiaries then outstanding on such date of determination.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.12.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Letter of Credit Agreement” has the meaning assigned to it in Section 2.04(b).
“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Liquidity” means, as of any date of determination, the sum of (a) the unused Commitments on such date and (b) the aggregate amount of Unrestricted Cash on such date.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value of such Indebtedness. “Redeem” has the correlative meaning thereto.
“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.
“Seventh Amendment” means that certain Seventh Amendment to Amended and Restated 5-Year Revolving Credit Agreement dated as of March 6, 2020 among the Borrower, the MLP, the Subsidiary Guarantor, the Administrative Agent, and the Lenders party thereto.
“Seventh Amendment Effective Date” has the meaning given such term in the Seventh Amendment.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Unrestricted Cash” means, as of any date of determination, cash or Permitted Investments of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries on such date (it being understood that cash or Permitted Investments subject to a control agreement in favor of any Person other than the Administrative Agent or any Lender shall be deemed “restricted”), but only to the extent that such cash and Permitted Investments are held in accounts with financial institutions in any jurisdiction located within the United States of America (or, to the extent any Permitted Investments are in physical form, only to the extent such Permitted Investments are located within the United States of America).
(e)The following definitions are hereby deleted: “Administrative Agent’s Account”, “Agreed Currencies”, “Applicable Screen Rate”, “COF Rate”, “Dollar Equivalent”, “EMU Legislation”, “Euro”, “Euro Sublimit”, “EURIBOR”, “EURIBOR Rate”, “EURIBOR Screen Rate”, “GBP”, “GBP Sublimit”, “LIBOR”, “LIBOR Quoted Currency”, “LIBOR Screen Rate”, “Merger Sub”, “Overnight Eurocurrency Rate”, “Permitted Holder”, “Quotation Day”, “Reference Bank Rate”, “Reference Banks”, “Relevant Interbank Market”, “Screen Rate”, “Specified Time”, “Simplification Agreement”, “Target Days”, and “TARGET2”.

2.4    Amendment to Section 1.05. Section 1.05 is hereby amended and restated in its entirety to read as follows:

Section 1.05    Interest Rates; LIBOR Notification. The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.12(d), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.12(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.12(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
2.5    Amendment to Section 1.06. Section 1.06 is hereby amended by adding the phrase “or the terms of any Letter of Credit Agreement related thereto,” after the phrase “provided that with respect to any Letter of Credit that, by its terms”.

2.6    Amendment to Section 2.01. Section 2.01 is hereby amended and restated in its entirety to read as follows:

Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.08) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the aggregate Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
2.7    Amendments to Section 2.02.

(a)    Section 2.02(b) is hereby amended and restated in its entirety to read as follows:

(b)    Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. All Loans shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)    Section 2.02(c) is hereby amended by (i) deleting the phrase “the Dollar Equivalent of” from the first sentence thereof and (ii) deleting the words “and currency” after the word “Type” in the last sentence thereof.

2.8    Amendments to Section 2.03. Section 2.03 is hereby amended as follows:

(a)    The following phrase is hereby deleted in its entirety from the first paragraph therein: “to be funded in Dollars.”

(b)    The following phrase is hereby deleted in its entirety from the first paragraph therein: “, (b) in the case of a Eurocurrency Borrowing to be funded in Euros or GBP, not later than 12:00 noon, London time, four Business Days before the date of the proposed Borrowing,”

(c)    The reference to “(c)” in the first sentence of Section 2.03 is hereby changed to “(b)”.

(d)    Subsection (iv) of Section 2.03 is hereby amended and restated in its entirety to read as follows:

(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(e)    The first sentence of the last paragraph of Section 2.03 is hereby amended and restated in its entirety to read as follows: “If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.”

(f)    The second to last sentence of the last paragraph of Section 2.03 is hereby deleted in its entirety.

2.9    Amendments to Section 2.04. Section 2.04 is hereby amended as follows:

(a)    The first sentence of Section 2.04(a) is hereby amended and restated in its entirety to read as follows: “Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account or for the account of any of its Restricted Subsidiaries, from any Issuing Bank, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period.”

(b)    Section 2.04(b) is hereby amended and restated in its entirety to read as follows:

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using a form mutually acceptable to the Borrower and such Issuing Bank (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Following receipt of a notice requesting the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the total LC Exposure shall not exceed $750,000,000, (ii) the requested Letter of Credit shall not result in the relevant Issuing Bank having outstanding Letters of Credit in an aggregate undrawn or drawn and unreimbursed amount in excess of such Issuing Bank’s LC Issuance Limit, (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment, and (iv) the sum of the total Revolving Credit Exposures shall not exceed the aggregate Commitments of all Lenders. The Borrower may, at any time and from time to time, reduce the LC Issuance Limit of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Seventh Amendment Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Seventh Amendment Effective Date and that such Issuing Bank in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(c)    Section 2.04(c) is hereby amended by deleting the phrase “the Dollar Equivalent of” therein.

(d)    Section 2.04(e) is hereby amended and restated in its entirety to read as follows:

(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, in the case of any LC Disbursement, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)    Section 2.04(f) is hereby amended by (i) adding the phrase “, any Letter of Credit Agreement” after the phrase “any lack of validity or enforceability of any Letter of Credit,” in the first sentence thereof; and (ii) replacing the phrase “as opposed to consequential damages,” with the phrase “as opposed to special, indirect, consequential or punitive damages,” in the parenthesis after the proviso in the second sentence thereof.

(g)    Section 2.04(h) is hereby amended by (i) deleting the parenthetical contained therein and (ii) changing the reference to Section 2.10(c) therein to Section 2.11(d).

(h)    The third sentence of Section 2.04(i) is hereby amended by adding the phrase “or extend or otherwise amend any existing Letter of Credit” after the phrase “but shall not be required to issue additional Letters of Credit”.

(i)    Section 2.04(j) is hereby amended to delete the phrases “the Dollar Equivalent of” and “(in the applicable currency)” in each instance where each such phrase appears in Section 2.04(j) and to delete the parenthetical “(in each case, in the relevant currencies in which the Letters of Credit associated with the LC Exposure is denominated)” from Section 2.04(j).

2.10    Amendments to Section 2.05.

(a)    The first sentence of Section 2.05(a) is hereby amended and restated in its entirety to read as follows: “Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.”

(b)    Section 2.05(b) is hereby amended by (i) replacing the phrase “Federal Funds Effective Rate” with the phrase “NYFRB Rate”; and (ii) deleting the parenthetical phrase “(including without limitation the Overnight Eurocurrency Rate in the case of Loans denominated in Euros or GBP, as applicable)”.

(c)    Section 2.05(c) is hereby deleted in its entirety.

2.11    Amendments to Section 2.06.

(a)    Section 2.06(a) is hereby amended by deleting the phrase “; provided that no Eurocurrency Borrowing denominated in Euros or GBP may be continued as, or converted into, a Borrowing denominated in Dollars”.

(b)    Section 2.06(c)(iv) is hereby amended and restated in its entirety to read as follows:

(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(c)    The last sentence of Section 2.06(c) is hereby deleted in its entirety.

(d)    Section 2.06(e) is hereby amended and restated in its entirety to read as follows:

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
2.12    Amendments to Section 2.07.

(a)    Section 2.07(b) is hereby amended by deleting the phrase “the Dollar Equivalent (determined on the date by which a notice of an election to terminate or reduce the Commitments is required to be delivered pursuant to Section 2.07(c)) of” and replacing such phrase with the phrase “(A) any Lender’s Revolving Credit Exposure would exceed its Commitment or (B)”.

(b)    Section 2.07(d) is hereby deleted in its entirety.

2.13    Amendments to Section 2.08.

(a)    Section 2.08 is hereby amended to delete the phrase “in the currency of such Loan” from the first sentence thereof.

(b)    Section 2.08(b) is hereby amended to delete the phrase “the currency thereof,” therein.

(c)    Section 2.08(d) is hereby amended to delete the phrase “(including payable in the currencies in which the Loans may be funded)” therein.

2.14    Amendments to Section 2.09.

(a)    The first sentence of Section 2.09(b) is hereby amended and restated in its entirety to read as follows: “The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.”

(b)    Section 2.09(c) is hereby amended and restated in its entirety to read as follows:

(c)    If on any Calculation Date, the total Revolving Credit Exposures exceeds the total Commitments then in effect, then the Borrower shall (A) prepay Borrowings in an aggregate amount equal to such excess and (B) if any excess remains after prepaying Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.04(j). Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any break funding payments required by Section 2.14. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within five Business Days of written demand from the Administrative Agent. Each prepayment of Borrowings pursuant to this Section 2.09(c) shall be applied, first, ratably to any ABR

Borrowings then outstanding, and second, to any Eurocurrency Borrowings then outstanding, and if more than one Eurocurrency Borrowing is then outstanding, to each such Eurocurrency Borrowing in order of priority beginning with the Eurocurrency Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurocurrency Borrowing with the most number of days remaining in the Interest Period applicable thereto.
(c)    Section 2.09(d) is hereby amended and restated in its entirety to read as follows:

(d)    If, as of the end of any Business Day, the aggregate amount of Unrestricted Cash on hand of the Borrower and the Restricted Subsidiaries exceeds $75,000,000 (such excess, the “Excess Cash Amount”), the Borrower shall, not later than 2:00 p.m., New York City time on the third Business Day thereafter, prepay the Revolving Loans in an aggregate principal amount equal to the lesser of (i) the Excess Cash Amount and (ii) the aggregate principal amount of Revolving Loans then outstanding (it being understood, for the avoidance of doubt, that no prepayment shall be due under this clause (d) to the extent no Revolving Loans are outstanding as of such third Business Day).
2.15    Amendments to Section 2.10.

(a)    Section 2.10(b) is hereby amended to delete the phrase “the Dollar Equivalent of” in each instance where it appears in Section 2.10(b).

(b)    The last sentence of Section 2.10(d) is hereby deleted.

2.16    Amendments to Section 2.11.

(a)    Section 2.11(b) is hereby amended and restated by deleting the phrase “LIBOR Revolving Borrowing” and replacing such phrase with “Eurocurrency Revolving Borrowing”

(b)    Section 2.11(c) is hereby amended and restated in its entirety to read as follows:

(c)    [Reserved].
(c)    Section 2.11(f) is hereby amended and restated in its entirety to read as follows:

(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
2.17    Amendment to Section 2.12. Section 2.12 is hereby amended and restated in its entirety to read as follows:

Section 2.12    Alternate Rate of Interest.
(a)    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or
(ii)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.
(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.
2.18    Amendment to Section 2.14. Section 2.14 is hereby amended by (a) deleting the phrase “or EURIBOR Rate” therein and (b) deleting the phrase “for Dollar, Euro or GBP (as applicable) deposits” and replacing such phrase with the phrase “for Dollar deposits”.

2.19    Amendments to Section 2.16.

(a)    Section 2.16(a) is hereby amended by (i) deleting the phrase “in the case of payments in Dollars, prior to 12:00 noon, New York City time, and in the case of payments in Euros or GBP, as applicable, prior to 12:00 noon, London time” and replacing such phrase with the phrase “prior to 12:00 noon, New York City time”; (ii) deleting the phrase “to the applicable Administrative Agent’s Account” and replacing such phrase with the phrase “to the account of the Administrative Agent as designated in writing from time to time to the Borrower for such purpose”; and (iii) amending and restating the last sentence of Section 2.16(a) to read as follows: “All payments hereunder shall be made in Dollars.”

(b)    Section 2.16(d) is hereby amended by (i) replacing the phrase “Federal Funds Effective Rate” with the phrase “NYFRB Rate” and (ii) deleting the phrase “(including without limitation the applicable Overnight Eurocurrency Rate in the case of Loans denominated in Euros or GBP)” in the last sentence thereof.

2.20    Amendment to Section 2.17(b). Section 2.17(b) is hereby amended by adding the following sentence at the end thereof:

Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
2.21    Amendment to Section 2.20. Section 2.20 is hereby amended and restated in its entirety to read as follows:

Section 2.20    [Reserved].
2.22    Amendment to Section 2.21. Section 2.21 is hereby amended and restated in its entirety to read as follows:

Section 2.21    [Reserved].
2.23    Amendment to Section 3.11. Section 3.11 is hereby amended by replacing the phrase “Sixth Amendment Effective Date” in each instance where it appears therein with the phrase “Seventh Amendment Effective Date”.

2.24    Amendment to Section 3.12. Section 3.12 is hereby amended by replacing the phrase “Second Amendment Effective Date” with the phrase “Seventh Amendment Effective Date”.

2.25    Amendment to Section 4.02(c). Section 4.02(c) is hereby amended and restated in its entirety to read as follows:

(c)    In the case of any Borrowing of Revolving Loans, after giving pro forma effect to such Borrowing and the application of the proceeds thereof (and any mandatory prepayments to be made by the Borrower under Section 2.09(d)), the aggregate amount of Unrestricted Cash on hand of the Borrower and its Restricted Subsidiaries as of the end of the third (3rd) Business Day following the date on which such Revolving Loans are funded shall not exceed $75,000,000.
2.26    Amendment to Section 8.06. Section 8.06 is hereby amended by replacing the phrase “in the relevant currency” therein with the phrase “in Dollars”.

2.27    Amendment to Section 10.01(a). Each of Section 10.01(a)(ii) and Section 10.01(a)(iii) is hereby amended and restated in its entirety to read as follows:

(ii)    If to the Administrative Agent:
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group-James S. Mulligan
Tel: 302-634-4154
Fax: 302-634-3301
Facsimile: 12012443629@tls.ldsprod.com
Email: james.s.mulligan@jpmchase.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:
Email: covenant.compliance@jpmchase.com;

(iii)    If to JPMorgan Chase Bank, N.A. in its capacity as Issuing Bank:
JPMorgan Chase Bank, N.A.
10420 Highland Manor Dr. 4th Floor
Tampa, FL 33610
Attention: Standby LC Unit
Tel: 800-364-1969
Fax: 856-294-5267
Email: gts.ib.standby@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group- James S. Mulligan
Tel: 302-634-4154
Fax: 302-634-3301
Facsimile: 12012443629@tls.ldsprod.com
Email: james.s.mulligan@jpmchase.com

2.28    Amendment to Section 10.02(b). Section 10.02(b) is hereby amended by replacing the word “Neither” with the phrase “Subject to Section 2.12(b) and Section 2.12(c), neither”.

2.29    Amendment to Section 10.04(c). Section 10.04(c) is hereby amended by adding the parenthetical phrase “(other than the MLP, the Borrower, their respective Subsidiaries or any of their respective Affiliates)” immediately before the parenthetical “(a “Participant”)” therein.

2.30    Amendment to Section 10.14. Section 10.14 is hereby amended by replacing the reference to “Federal Funds Effective Rate” with “NYFRB Rate”.

2.31    Amendment to Section 10.20. Section 10.20 is hereby and restated in its entirety to read as follows:

Section 10.20.    [Reserved].
2.32    Amendment to Schedules. Each of Schedules 2.01, 2.04, 3.06 and 3.12 is hereby amended and restated in its entirety in the form attached hereto as Schedule 2.01, 2.04, 3.06 and 3.12.

Section 3.    Assignment and Reallocation of Commitments and Loans. Effective as of the Seventh Amendment Effective Date, each Lender party to the Credit Agreement immediately prior to the Seventh Amendment Effective Date (each such Lender, including, for the avoidance of doubt, the Exiting Lender, an “Existing Lender”) has, in consultation with the Borrower, agreed to reallocate its respective Commitment to, among other things, allow the Exiting Lender to sell and assign its Commitments and Loans under the Credit Agreement (the “Assignment and Reallocation”). On the Seventh Amendment Effective Date and after giving effect to the Assignment and Reallocation, (a) the Commitment of each Lender shall be as set forth on Schedule 2.01 attached to this Seventh Amendment, which Schedule 2.01 supersedes and replaces Schedule 2.01 to the Credit Agreement (and for the avoidance of doubt, the Commitment of the Exiting Lender shall be $0); and (b) the Exiting Lender shall cease to be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents. Each of the Administrative Agent, each Issuing Bank, each Existing Lender and the Borrower hereby consents and agrees to the Assignment and Reallocation, including each Existing Lender’s assignment of its Commitment to the extent effected by the Assignment and Reallocation. With respect to the Assignment and Reallocation, each Existing Lender (including the Exiting Lender) shall be deemed to have sold and assigned its Commitment and Loans and each Lender (excluding the Exiting Lender) shall be deemed to have acquired the Commitment and Loans allocated to it from each Existing Lender pursuant to the terms and conditions of the Assignment and Assumption attached as Exhibit A to the Credit Agreement (the “Assignment Agreement”), as if each Lender (including the Exiting Lender) had executed such Assignment Agreement with respect to the Assignment and Reallocation, pursuant to which (i) each Lender (excluding the Exiting Lender) shall be an “Assignee”, (ii) each Existing Lender (including the Exiting Lender) shall be an “Assignor” and (iii) the term “Effective Date” shall be the Seventh Amendment Effective Date as defined herein. Such Assignment and Reallocation shall be without recourse to each Existing Lender (including the Exiting Lender) and, except as expressly provided in the Assignment Agreement, without representation or warranty by such Lender (including the Exiting Lender). On the Seventh Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 10.04(b)(iv), including recording the Assignment and Reallocation described herein in the Register, and the Assignment and Reallocation shall be effective for all purposes of the Credit Agreement. Notwithstanding anything to the contrary in Section 10.04(b)(ii)(C), no Lender shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Assignment and Reallocation.

Section 4.    Conditions Precedent. This Seventh Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02) (the “Seventh Amendment Effective Date”):

4.1    The Administrative Agent shall have received from each Lender and the Exiting Lender, the Borrower, the MLP and the Subsidiary Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Persons.

4.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Seventh Amendment on or prior to the Seventh Amendment Effective Date, including (i) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement and (ii) an upfront fee payable to the Administrative Agent, for the account of each Lender (excluding, for the avoidance of doubt, the Exiting Lender), in an amount equal to the product of 0.25% multiplied by such Lender’s Commitment (as such term is amended by Section 2.1(a) of this Seventh Amendment and, for the avoidance of doubt, giving effect to Section 3 of this Seventh Amendment and the Assignment and Reallocation) on the Seventh Amendment Effective Date.

4.3    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Seventh Amendment Effective Date) of Amy Perry, in-house counsel of the MLP, covering such other matters relating to the Borrower, the General Partner, the Guarantors, this Amendment, and the Credit Agreement as the Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver her opinion to the Administrative Agent and the Lenders.

4.4    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the General Partner, the MLP, the Guarantors, the authorization of this Seventh Amendment, and any other legal matters relating to the Borrower, the General Partner, the MLP, the Guarantors or this Seventh Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.

4.5    The Administrative Agent shall have received a certificate, dated the Seventh Amendment Effective Date and signed by the President, Vice President or a Financial Officer of each of the Borrower and the MLP, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.

4.6    (a) The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the Patriot Act and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Seventh Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification at least five days prior to the Seventh Amendment Effective Date (provided that, upon the execution and delivery by such Lender of its signature page to this Seventh Amendment, the condition set forth in this clause (b) shall be deemed to be satisfied).

4.7    The Exiting Lender shall have received all payments pursuant to the Credit Agreement (including payments of principal, interest, fees and other amounts) due and payable to such Exiting Lender as of the Seventh Amendment Effective Date (after giving effect to Section 3 of this Seventh Amendment and the Assignment and Reallocation).

4.8    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective (and the Seventh Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 10.02, which must occur prior to 1:00 p.m., New York City time, on March 31, 2020 (and, in the event such conditions are not so satisfied or waived prior to such time, the Administrative Agent shall no longer be authorized to declare this Seventh Amendment to be effective (and the Seventh Amendment Effective Date shall not occur)). Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.    Miscellaneous.

5.1    Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.

5.2    Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (c) agrees that from and after the Seventh Amendment Effective Date each reference to the Credit Agreement in the Subsidiary Guaranty and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Seventh Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.

5.3    Loan Document. This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4    Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5    NO ORAL AGREEMENT. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6    GOVERNING LAW. THIS SEVENTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

NUSTAR LOGISTICS, L.P.
By:	NuStar GP, Inc., its General Partner

	By:	/s/ Thomas R. Shoaf
	Name:	Thomas R. Shoaf
	Title:	Executive Vice President and Chief Financial Officer

NUSTAR ENERGY L.P.
By:	Riverwalk Logistics, L.P. its General Partner
By:	NuStar GP, LLC, its General Partner

	By:	/s/ Thomas R. Shoaf
	Name:	Thomas R. Shoaf
	Title:	Executive Vice President and Chief Financial Officer

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.
By:	NuStar Pipeline Company, LLC, its General Partner

	By:	/s/ Thomas R. Shoaf
	Name:	Thomas R. Shoaf
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Anna Mavilian
Name:	Anna Mavilian
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

MIZUHO BANK, LTD., as a Lender

By:	/s/ EAS
Name:	Edward Sacks
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel Scherling
Name:	Daniel Scherling
Title:	Assistant Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

TRUIST BANK, as a Lender

By:	/s/ Samantha Sanford
Name:	Samantha Sanford
Title:	Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Borden Tennant
Name:	Borden Tennant
Title:	Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Victor F. Cruz
Name:	Victor F. Cruz
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

MUFG BANK, LTD., FORMERLY KNOWN AS THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Todd Vaubel
Name:	Todd Vaubel
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

BBVA USA, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Managing Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Michael Sharp
Name:	Michael Sharp
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Katsuyuki Kobo
Name:	Katsuyuki Kobo
Title:	Managing Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Salierno
Name:	Mark Salierno
Title:	Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA — HOUSTON BRANCH, as a Lender

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Saqeeb Ludhi
Name:	Saqeeb Ludhi
Title:	Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

COMERICA BANK, as a Lender

By:	/s/ Carl Bradley
Name:	Carl Bradley
Title:	Portfolio Manager

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

FROST BANK, as a Lender

By:	/s/ Luke Healy
Name:	Luke Healy
Title:	Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

FIRST COMMERCIAL BANK NEW YORK BRANCH, as a Lender

By:	/s/ Terry Y. G. Ju
Name:	Terry Y. G. Ju
Title:	Senior Vice President & General Manager

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Peter Kuo
Name:	Peter Kuo
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

DNB CAPITAL LLC, as Exiting Lender

By:	/s/ Jamie Grubb
Name:	Jamie Grubb
Title:	First Vice President

By:	/s/ Scott Joyce
Name:	Scott Joyce
Title:	Sr. Vice President

SIGNATURE PAGE TO SEVENTH AMENDMENT TO AMENDED
AND RESTATED 5-YEAR REVOLVING CREDIT AGREEMENT

SCHEDULE 2.01
Commitments

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$62,269,234.67
Mizuho Bank, Ltd.	$62,269,234.60
PNC Bank, National Association	$62,269,234.60
Truist Bank	$62,269,234.60
Wells Fargo Bank, National Association	$62,269,234.60
BMO Harris Bank N.A.	$62,269,234.60
MUFG Bank, Ltd.	$62,269,234.60
Sumitomo Mitsui Banking Corporation	$62,269,234.60
The Bank of Nova Scotia	$62,269,234.60
Bank of America, N.A.	$53,886,837.64
Barclays Bank PLC	$53,886,837.64
BBVA USA	$53,886,837.64
Citibank, N.A.	$53,886,837.64
Royal Bank of Canada	$53,886,837.64
The Toronto-Dominion Bank, New York Branch	$53,886,837.64
U.S. Bank National Association	$53,886,837.64
Comerica Bank	$29,937,132.03
Frost Bank	$17,463,327.01
First Commercial Bank New York Branch	$14,968,566.01
TOTAL:	$1,000,000,000.00

SCHEDULE 2.04
LC Issuance Limits

Issuing Bank	LC Issuance Limit
JPMorgan Chase Bank, N.A.	$80,000,000
TRUIST BANK	$80,000,000
Mizuho Bank, Ltd.	$80,000,000
Wells Fargo Bank, National Association	$80,000,000
PNC Bank, National Association	$80,000,000
TOTAL:	$400,000,000

SCHEDULE 3.06
Disclosed Matters
Any other actions, suits, proceedings, claims and investigations described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2019.

SCHEDULE 3.12
Subsidiaries

Subsidiary	Jurisdiction of Formation	Restricted/ Unrestricted/Material	Ownership Percentage
Cooperatie NuStar Holdings U.A.	Netherlands	Restricted	100%
LegacyStar Services, LLC	Delaware	Restricted	100%
NS Security Services, LLC	Delaware	Restricted	100%
NuStar Caribe Terminals, Inc.	Delaware	Restricted	100%
NuStar Energy Services, Inc.	Delaware	Restricted	100%
NuStar Finance LLC	Delaware	Restricted	100%
NuStar GP, Inc.	Delaware	Restricted	100%
NuStar GP, LLC	Delaware	Restricted	100%
NuStar GP Holdings, LLC	Delaware	Restricted	100%
NuStar Holdings B.V.	Netherlands	Restricted	100%
NuStar Internacional, S de R.L. de C.V.	Mexico	Restricted	100%
NuStar Logistics, L.P.	Delaware	Restricted - Material	100%
NuStar Permian Crude Logistics, LLC	Delaware	Restricted	100%
NuStar Permian Holdings, LLC	Delaware	Restricted	100%
NuStar Permian Transportation and Storage, LLC	Delaware	Restricted - Material	100%
NuStar Pipeline Company, LLC	Delaware	Restricted	100%
NuStar Pipeline Holding Company, LLC	Delaware	Restricted	100%
NuStar Pipeline Operating Partnership L.P.	Delaware	Restricted - Material	100%
NuStar Pipeline Partners L.P.	Delaware	Restricted	100%
NuStar Services Company LLC	Delaware	Restricted	100%
NuStar Supply & Trading LLC	Delaware	Restricted	100%
NuStar Terminals Canada Co.	Canada	Restricted	100%
NuStar Terminals Canada Holdings Co.	Canada	Restricted	100%
NuStar Terminals Canada Partnership	Canada	Restricted	100%
NuStar Terminals Corporation N.V.	Curacao	Restricted	100%
NuStar Terminals Delaware, Inc.	Delaware	Restricted	100%
NuStar Terminals International N.V.	Curacao	Restricted	100%
NuStar Terminals New Jersey, Inc.	Delaware	Restricted	100%
NuStar Terminals Operations Partnership L.P.	Delaware	Restricted	100%
NuStar Terminals Partners TX L.P.	Delaware	Restricted	100%
NuStar Terminals Services, Inc.	Delaware	Restricted	100%
NuStar Terminals Texas, Inc.	Delaware	Restricted	100%
NuStar Texas Holdings, Inc.	Delaware	Restricted	100%
Point Tupper Marine Services Co.	Canada	Restricted	100%
Riverwalk Logistics, L.P.	Delaware	Restricted	100%
Shore Terminals LLC	Delaware	Restricted	100%
ST Linden Terminal, LLC	Delaware	Restricted	100%
Star Creek Ranch, LLC	Delaware	Restricted	100%